Exhibit 1

                                                                Execution Copy

==============================================================================




                             ACQUISITION AGREEMENT


                                 by and among


                             AMERICA ONLINE, INC.,


                              IAN ACQUISITION ULC


                                      and


                             INFOINTERACTIVE INC.


                           dated as of May 18, 2001


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


                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1 - INTERPRETATION...................................................1

   Section 1.1     Definitions...............................................1
   Section 1.2     Other Definitions.........................................5
   Section 1.3     Construction..............................................7
   Section 1.4     Currency..................................................7

ARTICLE 2 - THE ARRANGEMENT..................................................8

   Section 2.1     The Arrangement...........................................8
   Section 2.2     Closing...................................................9
   Section 2.3     Parent's Discretion to Change Structure...................9
   Section 2.4     Funding of the Consideration..............................9

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................10

   Section 3.1     Organization and Qualification; Subsidiaries.............10
   Section 3.2     Capitalization...........................................10
   Section 3.3     Authority; Enforceability................................12
   Section 3.4     No Conflict, Required Filings and Consents...............13
   Section 3.5     Material Agreements......................................14
   Section 3.6     Compliance...............................................15
   Section 3.7     Securities Reports; Financial Statements.................16
   Section 3.8     Absence of Certain Changes or Events.....................16
   Section 3.9     No Undisclosed Liabilities...............................17
   Section 3.10    Absence of Litigation....................................17
   Section 3.11    Employee Benefits........................................17
   Section 3.12    Employment and Labor Matters.............................19
   Section 3.13    Absence of Restrictions on Business Activities...........20
   Section 3.14    Title to Assets; Leases..................................21
   Section 3.15    Taxes....................................................21
   Section 3.16    Environmental Matters....................................23
   Section 3.17    Intellectual Property....................................25
   Section 3.18    Insurance................................................27
   Section 3.19    Brokers..................................................28
   Section 3.20    Certain Business Practices...............................28
   Section 3.21    Interested Party Transactions............................28
   Section 3.22    No Restrictions on the Arrangement; Takeover Statutes....29
   Section 3.23    Determinations by the Board of Directors.................29
   Section 3.24    Information Supplied.....................................29
   Section 3.25    Required Votes...........................................29
   Section 3.26    U.S. Securities Laws.....................................30
   Section 3.27    Security.................................................30
   Section 3.28    Disclosure...............................................30

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIROR...........30

   Section 4.1     Organization and Qualification...........................30
   Section 4.2     Authority; Enforceability................................31
   Section 4.3     No Conflict; Required Filings and Consents...............31
   Section 4.4     Ownership of Shares of the Company.......................31

ARTICLE 5 - CONDITIONS PRECEDENT............................................32

   Section 5.1     Conditions to Obligations of Parent and Acquiror.........32
   Section 5.2     Conditions to Obligations of the Company.................34

ARTICLE 6 - CONDUCT OF THE BUSINESS.........................................35

   Section 6.1     Conduct of the Company's Business........................35

ARTICLE 7 - ADDITIONAL COVENANTS............................................38

   Section 7.1     Competing Proposal.......................................38
   Section 7.2     Preparation of Circular..................................41
   Section 7.3     Company Securityholders Meeting..........................41
   Section 7.4     Access to Information; Confidentiality;
                     Public Announcemen.....................................42
   Section 7.5     Reasonable Best Efforts; Further Assurances..............43
   Section 7.6     Notification of Certain Matters..........................45
   Section 7.7     Takeover Laws............................................46
   Section 7.8     Shareholder Agreements...................................46
   Section 7.9     Continuing Employee Agreements...........................46
   Section 7.10    Founders Agreements......................................46
   Section 7.11    Release Agreements.......................................46
   Section 7.12    Securityholders Claims...................................46
   Section 7.13    338 Election.............................................47
   Section 7.14    Common Shares Listing....................................47
   Section 7.15    Indemnification and Related Matters......................47

ARTICLE 8 - AMENDMENT AND TERMINATION.......................................48

   Section 8.1     Termination..............................................48
   Section 8.2     Effect of Termination....................................49
   Section 8.3     Fees and Expenses........................................50
   Section 8.4     Amendment................................................50
   Section 8.5     Waiver...................................................50

ARTICLE 9 - GENERAL PROVISIONS..............................................50

   Section 9.1     Notices..................................................50
   Section 9.2     Company and Parent Disclosure Schedules..................51
   Section 9.3     Severability.............................................52
   Section 9.4     Entire Agreement.........................................52
   Section 9.5     Assignment...............................................52
   Section 9.6     Parties in Interest......................................52
   Section 9.7     Failure or Indulgence Not Waiver; Remedies Cumulative....52
   Section 9.8     Governing Law; Enforcement...............................52


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   Section 9.9     No Third-Party Beneficiaries.............................53
   Section 9.10    Counterparts.............................................53



EXHIBITS

     Exhibit A             Plan of Arrangement
     Exhibit B             Release Agreement
     Exhibit C             Legal Opinion

                             ACQUISITION AGREEMENT

          THIS ACQUISITION AGREEMENT is made as of May 18, 2001 (this "Agreement") by and among InfoInterActive Inc., a corporation incorporated under the Business Corporations Act (Alberta) (the "Company"), America Online, Inc., a Delaware corporation (the "Parent"), and IAN Acquisition ULC, a Nova Scotia unlimited liability company (the "Acquiror").

          WHEREAS, Parent desires to acquire all of the outstanding Common Shares (as hereinafter defined) of the Company on and subject to the terms hereinafter described;

          WHEREAS, Acquiror is a wholly-owned indirect subsidiary of Parent, and subject to the terms and conditions of this Agreement, shall acquire all of the outstanding Common Shares of the Company pursuant to the Plan of Arrangement (as hereinafter defined);

          WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Acquiror to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Designated Shareholders (as hereinafter defined) owning certain Common Shares have each agreed, among other things, to vote in favor of the Arrangement (as hereinafter defined), in accordance with their respective Shareholder Agreements, each dated as of the date hereof (the "Shareholder Agreements"), by and among Parent, Acquiror and each of the Designated Shareholders;

          WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Acquiror to enter into this Agreement, all the individuals identified in Section 5.1(h) of the Parent Disclosure Schedule have entered into employee agreements or offer letters with Parent, which include Parent's standard Confidentiality, Non-Competition and Proprietary Rights Agreement (each, a "Continuing Employee Agreement");

          NOW, THEREFORE, in consideration of the premises and the covenants and agreement herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                          ARTICLE 1 - INTERPRETATION

          Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     "Act" means the Business Corporations Act (Alberta), as amended.

     "Affiliate" means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, including but not limited, with respect to the Company, any person in which the Company (either alone, or through or together with any other Affiliate) has, directly or indirectly, an interest of 10% or more.

     "Applicable Securities Legislation" means the securities Laws of all provinces of Canada having jurisdiction over the Company, the Arrangement and the other transactions contemplated herein, and the applicable securities Laws of the United States.

     "Approvals" means any and all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, Orders and other approvals.

     "Arrangement" means the proposed arrangement involving the Company, its Securityholders and Acquiror pursuant to the Act and on the terms and subject to the conditions set forth in this Agreement and the Plan of Arrangement.

     "Arrangement Court" means the Court of Queen's Bench of Alberta.

     "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Canada or the United States.

     "Certificates" has the meaning given thereto in the Plan of Arrangement.

     "Circular" means a management circular of the Company to be sent by the Company to its Securityholders in connection with the Company Securityholders Meeting.

     "Common Shares" means the Common Shares, without par value, of the Company.

     "Company Disclosure Schedule" means the Company Disclosure Schedule dated as of the date hereof and delivered by the Company to Parent and Acquiror in connection with this Agreement.

     "Company Securityholders Meeting" means a special meeting of the Securityholders to consider the approval and adoption of this Agreement and the Arrangement.

     "Consideration" has the meaning given thereto in the Plan of Arrangement.

     "Court" means any court or arbitration tribunal of Canada or the United States, any state, province or locality, or any other country, and any political subdivision or agency of any of the foregoing.

     "Designated Shareholders" means each of Intel Corporation, ADC Communications Corporation (including its Subsidiary, ADC ESD, Inc.), Aliant Inc., William McMullin, Patricia Murphy Muzyk, Michael Smith, Steven Murphy, Garnet Schulhauser, Mark Milazzo, William H.R. Smith, Dennis Connor, Tony Van Marken, Bob Krueger, Cheryl Hann, Lisa Hartling, Liam Keast, and David Trueman.

     "Disclosure Documents" means the Company's Annual Information Form dated May 18, 2000, Management Proxy Circular dated March 9, 2001, Annual Report for the year ended December 31, 2000, and all press releases and material change reports filed by the Company after the above date of such Annual Information Form and before the date hereof.

     "Dissenting Shares" has the meaning given thereto in the Plan of Arrangement.

     "Final Order" means the final order of the Arrangement Court approving the Arrangement, as such order may be amended by the Arrangement Court prior to the Effective Date.

     "Governmental Authority" means any governmental agency or authority of Canada or the United States, any domestic state, province or locality, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

     "Interim Order" means the interim order of the Arrangement Court in relation to the Arrangement, as such order may be amended by the Arrangement Court prior to the Effective Date.

     "Knowledge" means (i) in the case of an individual, knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter, or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (ii) in the case of a person (other than an individual), such person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such person (or in any similar capacity) has, or at any time had, Knowledge (as contemplated by clause (i) above) of such fact or other matter.

     "Law" means all codes, laws, statutes, ordinances, rules and regulations of any Governmental Agency including all decisions of Courts having the effect of Law in each such jurisdiction.

     "Legislation" means the Act and the Applicable Securities Legislation.

     "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes (as defined), which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, and (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens.

     "Litigation" means any claim, suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court or Governmental Authority.

     "Material Adverse Effect" means any fact, event, change, development, circumstance, condition or effect, however or whenever arising, that, (i) when such term is used in relation to the Company, (A) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of the Company and its Subsidiaries, taken as a whole, or (B) would materially impair or delay the ability of the Company to perform its obligations hereunder, including the consummation of the Arrangement, or (ii) when such term is used in relation to Parent or Acquiror, would materially impair or delay the ability of Parent or Acquiror to perform its obligations hereunder, including the consummation of the Arrangement; provided that a Material Adverse Effect shall not include any fact, event, change, development circumstance or effect resulting from (1) any customer of the Company exercising rights under its existing contract relating to a change of control, (2) any change in the trading price of the Common Shares of the Company, (3) any write-down or other change in the status of the receivable identified in Section 1.1MAE(3) of the Company Disclosure Schedule, so long as the Company has not taken any action to settle, alter or otherwise change the terms of such receivable or the obligations to which it relates without the prior written consent of Parent, (4) the failure of the Company to enter into the anticipated new contracts set forth in Section 1.1MAE(4) of the Company Disclosure Schedule and any decline in the anticipated revenues of the Company caused thereby following and as a result of the public announcement of the Arrangement,
     (5) any delay in payment, refusal to pay, or repudiation by customers of the existing or future accounts receivable of the Company that was caused solely by the public announcement of the Arrangement; provided that the Company did not permit, facilitate or encourage such delay, refusal or repudiation (other than by executing this Agreement, announcing such execution and the Arrangement and fulfilling its obligations as set forth herein) or otherwise take any action to impair such account receivable, and (6) any change in the general economic, financial, currency exchange, or securities market conditions in Canada, the United States or elsewhere.

     "Operating Agreement" means the Memorandum of Agreement, dated as of date hereof, together with the exhibits and schedules thereto, between the Company and Parent.

     "Options" means the options to purchase Common Shares granted under the Stock Option Plans or any other agreement or plan pursuant to which rights to purchase authorized but unissued Common Shares have been granted as of the date hereof, but excluding the Warrants.

     "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority.

     "Parent Disclosure Schedule" means the Parent Disclosure Schedule dated as of the date hereof and delivered by Parent and Acquiror to the Company in connection with this Agreement.

     "Parent Holding Company" means AOL Time Warner Inc., a Delaware corporation and the parent company of Parent.

     "Paying Agent" has the meaning given thereto in the Plan of Arrangement.

     "Plan of Arrangement" means a plan of arrangement in the form of Exhibit A as prepared in accordance with the Act, as such plan of arrangement is amended by the parties hereto pursuant to this Agreement or the Plan of Arrangement or, in a manner acceptable to Parent and the Company, by the Arrangement Court in the Final Order.

     "Related Agreements" means, collectively, each Shareholder Agreement and the Operating Agreement.

     "Securityholders" means the shareholders of the Company and the holders of the Options and Warrants.

     "Stock Option Plans" means the Company's February 10, 1999 Amended and Restated Stock Option Plan and January 3, 2000 Stock Option Plan, as amended as of the date hereof.

     "Subsidiaries" means, with respect to any person, (i) a corporation a majority of whose capital stock with the general voting power under ordinary circumstances to vote in the election of directors of such corporation (irrespective of whether or not, at the time, any other class or classes of securities shall have, or might have, voting power by reason of the happening of any contingency) is at the time beneficially owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person, including a joint venture, a general or limited partnership or a limited liability company, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, beneficially own at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing such functions) or act as the general partner, managing member or similar controlling entity of such other person.

     "Warrants" means the Company's Common Share Purchase Warrants issued and certified under the Warrant Indenture, dated as of September 3, 1999, between the Company and Montreal Trust Company of Canada.

          Section 1.2 Other Definitions. The following terms are defined in the Sections indicated:

     Defined Term                                               Section
     ------------                                               -------

     Acquiror                                                   Recitals
     Agreement                                                  Recitals
     Articles of Arrangement                                    2.1(d)
     Balance Sheet                                              3.15(b)
     Benefit Affiliate                                          3.11(a)
     Canadian Securities Commissions Approvals                  3.4(b)
     Closing                                                    2.2
     Closing Date                                               2.2
     Code                                                       3.11(c)
     Company                                                    Recitals
     Company Financial Advisors                                 3.19
     Company Representatives                                    7.1(a)
     Company's D&O Insurance                                    7.15(b)
     Competing Proposal                                         7.1(a)
     Confidentiality Agreement                                  7.4(b)
     Continuing Employee Agreement                              Recitals

     Defined Term                                               Section
     ------------                                               -------

     Effective Date                                             2.1(e)
     Effective Time                                             2.1(e)
     Employee Options                                           3.2(a)
     Employee Plans                                             3.11(a)
     Environmental Laws                                         3.16(c)(i)
     Environmental Permits                                      3.16(c)(ii)
     Environmental Report                                       3.16(c)(iii)
     ERISA                                                      3.11(c)
     Exchange Act                                               3.26
     First Preferred Shares                                     3.2(a)
     Founders Agreement                                         5.1(j)
     GAAP                                                       3.7(b)
     Indemnified Party                                          7.15(a)
     Infringe                                                   3.17(f)
     Infringement                                               3.17(f)
     Intellectual Property                                      3.17(j)(i)
     Investment Canada Act                                      3.4(b)
     License Agreements                                         3.17(c)
     Material Agreements                                        3.5(a)
     Material Subsidiary                                        7.1(c)
     Materials of Environmental Concern                         3.16(c)(iv)
     Maximum Premium                                           7.15(b)
     Minimum Condition                                          2.3
     Necessary Approvals                                        3.1(a)
     Non-Plan Options                                           3.2(a)
     Offer                                                      2.3
     Offer Conditions                                           2.3
     Parent                                                     Recitals
     Parent Representatives                                     7.4(a)
     Preferred Shares                                           3.2(a)
     Real Property                                              3.14(b)
     Release Agreements                                         5.1(k)
     Required Securityholder Approval                           3.25
     Restricted Originals                                       5.1(n)
     Second Preferred Shares                                    3.2(a)
     SEC                                                        3.26
     Securities Act                                             3.26
     Securities Reports                                         3.7(a)
     Shareholder Agreements                                     Recitals
     Software                                                   3.17(j)(ii)
     Stock-Based Rights                                         3.2(c)
     Superior Proposal                                          7.1(c)
     Systems                                                    3.5(a)(xi)
     Tax                                                        3.15
     Tax Act                                                    3.15(l)

     Defined Term                                               Section
     ------------                                               -------

     Tax Returns                                                3.15
     Taxes                                                      3.15
     Termination Fee                                            8.3(b)
     TSE Approval                                               3.4(b)

          Section 1.3 Construction. In this Agreement unless otherwise expressly stated or the context otherwise requires:

          (a) references to "herein", "hereby", "hereunder", "hereof", and similar expressions are references to this Agreement as a whole and not to any particular article, section, subsection, clause, schedule or exhibit;

          (b) references to an "article", "section", "subsection", "clause", "schedule" or "exhibit" are references to an article, section, subsection, clause, schedule or exhibit of or to this Agreement;

          (c) words importing the singular shall include the plural and vice versa, and words importing a gender shall include the masculine, feminine and neuter genders,

          (d) references to a "person" shall include individuals, corporations, partnerships, associations, syndicates, organizations, Governmental Authorities, limited liability companies, unlimited liability companies, trusts, joint ventures, and any other entity or group of any nature;

          (e) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

          (f) references to this Agreement shall include the Company Disclosure Schedule, the Parent Disclosure Schedule, any other schedules and exhibits hereto, and all amendments hereto or thereto;

          (g) the words "include", "includes", "including" shall be deemed in each case to be followed by the words "without limitation", and shall not be construed as limiting a general term or statement to the specific or similar items or matters thereafter set forth; and

          (h) a reference to a statute or code includes every regulation pursuant thereto; all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements, or supersedes such statute, code or regulation.

          Section 1.4 Currency. All references to currency herein are to United States dollars unless otherwise specified.

                         ARTICLE 2 - THE ARRANGEMENT

          Section 2.1  The Arrangement.

          (a) As soon as practicable but in any event not later than twelve days after the date hereof, the Company shall apply to the Arrangement Court pursuant to Section 186 of the Act for an Interim Order in form and substance reasonably satisfactory to Acquiror, providing for, among other things, the calling and holding of the Company Securityholders Meeting for the purpose of considering and approving the Arrangement in accordance with Section 7.3.

          (b) The petition for the application to the Arrangement Court referred to in clause (a) shall request that the Interim Order provide:

               (i) for the class of persons to whom notice is to be provided in respect of the Arrangement and the Company Securityholders Meeting and for the manner in which such notice is to be provided;

               (ii) that the requisite approval for the Arrangement shall be two-thirds of the votes cast by Securityholders present in person or by proxy at the Company Securityholders Meeting (such that each holder of Common Shares is entitled to one vote for each Common Share held and, if applicable, each holder of Options or Warrants is entitled to one vote for each Common Share such holder would have received on a valid exercise or conversion of such Options or Warrants, all voting together as a single class);

               (iii) that, in all other respects, the terms, restrictions and conditions of the articles of incorporation and by-laws of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Securityholders Meeting; and

               (iv) for the grant of the dissent rights as contemplated in the Plan of Arrangement.

          (c) As promptly as practicable after the receipt of approval of the Securityholders, the Company shall apply to the Arrangement Court for a Final Order, in form and substance reasonably satisfactory to Acquiror.

          (d) The Arrangement shall be on terms as set forth in the Plan of Arrangement attached hereto as Exhibit A, and the articles of arrangement (the "Articles of Arrangement") shall implement the Plan of Arrangement.

          (e) As promptly as practicable after the satisfaction or, to the extent permitted hereunder, the waiver of the conditions set forth in
     Article 5, the parties hereto shall cause the Arrangement to be consummated by the filing of the Articles of Arrangement and any other necessary documents prepared in accordance with the provisions of this Agreement and the Act with the Registrar of Corporations in accordance with the Act, and at 12:01 a.m. (Alberta time) (the "Effective Time") on the date immediately following the date of filing such Articles of Arrangement, as specified in the Articles of Arrangement (the "Effective Date"), the Arrangement and the other transactions contemplated in the Plan of Arrangement shall occur as set forth therein.

          Section 2.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article 8 and subject to the provisions of
Article 5, the consummation of the Arrangement (the "Closing") will take place at 10:00 am (New York time) on a date (the "Closing Date") to be mutually agreed upon by the parties hereto, which date shall not be later than three Business Days after all the conditions set forth in Article 5 are satisfied (or properly waived), unless another time and/or date is agreed by the parties hereto. The Closing shall take place at Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York or such other place as the parties hereto shall otherwise agree.

          Section 2.3 Parent's Discretion to Change Structure. With the consent of the Company, or, if any Competing Proposal or intention to make a Competing Proposal is publicly disclosed, without the consent of the Company, the Parent and/or any Subsidiary of Parent shall be entitled to commence a cash tender offer by way of circular take-over bid (the "Offer") in accordance with the Legislation at an offer price not less than the Consideration per Common Share, and the Company shall enter into a customary support agreement therefor. The Offer shall be subject to customary conditions as reasonably determined by Parent, including but not limited to the condition that the Common Shares tendered represent at least the higher of 66-2/3% of all outstanding Common Shares or a majority of all the Common Shares not owned by Parent and Acquiror and their Affiliates as required by applicable Law, in either case, on a fully diluted basis (the "Minimum Condition"), and those conditions contained in Section 5.1 (as modified as necessary to reflect a tender offer) (the "Offer Conditions"). Acquiror shall be entitled, in its sole discretion, to modify the terms of the Offer or to extend the Offer, except that, without the prior written consent of the Company, Acquiror shall not (i) reduce the offer price therefor, (ii) change the form of consideration payable in the Offer or (iii) waive the Minimum Condition; provided, however, that this sentence shall not apply to an Offer commenced if any Competing Proposal or intention to make a Competing Proposal is publicly disclosed. Upon satisfaction or waiver of the conditions to the Offer, the Parent (or its Subsidiary, if applicable) will take up and pay for all Common Shares validly tendered (and not withdrawn) to the Offer. The Board of Directors of the Company shall announce their recommendation that the Company's shareholders accept the Offer and tender their Common Shares thereunder, prepare a circular of the Board of Directors, file such circular in all jurisdictions where the same is required to be filed by it, and mail such circular to the Company's shareholders, together with the circular prepared by Parent or its Affiliate, all in accordance with the Legislation; provided that if Acquiror takes such actions described in clauses (i), (ii) and (iii) above, the Board of Directors may change its recommendation in accordance with Section 7.1(c). Other terms shall be substantially the same terms as set forth in this Agreement, and the parties agree to execute an appropriate amendment to this Agreement in order to reflect such change in structure.

          Section 2.4 Funding of the Consideration. Prior to the Effective Date, Parent shall, or shall cause a wholly owned Subsidiary of Parent, to subscribe for common shares of Acquiror and pay to Acquiror an amount in cash equal to the Consideration representing the aggregate subscription price therefor.

          ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Acquiror that as of the date hereof:

          Section 3.1  Organization and Qualification; Subsidiaries.

          (a) The Company is a corporation duly organized and validly existing under its jurisdiction of incorporation and has all the requisite corporate power and authority, and is in possession of all Approvals necessary ("Necessary Approvals"), to own, lease and operate its properties and to carry on its business as it is now conducted, except for such Approvals, the failure of the Company to be in possession of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Each Subsidiary of the Company is a legal entity, duly organized and validly existing under the Laws of its jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary, to own, lease and operate its properties and to carry on its business as it is now conducted, except for such Approvals, the failure of such Subsidiary to be in possession of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed as a foreign corporation to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Section 3.1(c) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of the Company and each Subsidiary, the jurisdictions in which the Company and such Subsidiary is qualified or licensed to do business as a foreign corporation, and the percentage of each Subsidiary's outstanding capital stock or similar interest owned by the Company or another Subsidiary of the Company. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any capital stock or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any capital stock or similar interest in, any person.

          Section 3.2  Capitalization.

          (a) The authorized capital of the Company consists only of an unlimited number of Common Shares, an unlimited number of First Preferred Shares ("First Preferred Shares"), and an unlimited number of Second Preferred Shares ("Second Preferred Shares" and together with the First Preferred Shares, the "Preferred Shares"). As of May

     18, 2001, (i) 19,817,671 Common Shares were issued and outstanding; (ii) no shares of First Preferred Shares were issued or outstanding; (iii) no shares of Second Preferred Shares were issued or outstanding; (iv) no shares of capital stock of the Company were held in the treasury of the Company or held by any Subsidiary of the Company; (v) 1,193,752 Common Shares were duly reserved for future issuance pursuant to Options issued and outstanding under the Stock Option Plans (the "Employee Options") and a total of 559,313 Employee Options for 559,313 Common Shares are vested and not exercised; (vi) there are no Options not issued under the Stock Option Plans (the "Non-Plan Options"), and (vii) 868,404 Common Shares were duly reserved for future issuance pursuant to the Warrants. Except as set forth above or as permitted to be issued hereunder, no share of capital stock of the Company is outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with the Legislation, and are not subject to, and were not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth above, there is no other capital stock or any other voting securities (including but not limited to debt securities with voting rights on any matter on which shareholders of the Company may vote) of the Company issued or outstanding. Section 3.2(a) of the Company Disclosure Schedule sets forth a correct and complete list of each outstanding option, warrant or other right to purchase Common Shares or other capital stock of the Company, if any, together with the number of shares of Common Shares or any other capital stock of the Company subject to such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the date of grant or issuance, the exercise price (and, in the case of Options, whether such option is a non-qualified stock option or an incentive stock option), and the expiration date of each such option, warrant and right, and the total number of such options, warrants and rights. All of such options, warrants and rights have been issued in compliance with the Legislation and are not subject to, and were not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as described in Section 3.2(a) of the Company Disclosure Schedule and except for the Shareholder Agreements, there is outstanding no option, warrant, right or other security convertible into or exchangeable for any capital stock or such other voting securities of the Company. No capital stock of the Company is owned by any of the Company's Subsidiaries.

          (b) Section 3.2(b) of the Company Disclosure Schedule sets forth the number of authorized and outstanding shares of capital stock or similar interests, and ownership thereof, of each of the Company's Subsidiaries. All outstanding shares of capital stock or similar interests of each of the Company's Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable, are not subject to, and were not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, and are owned, of record and beneficially, by the Company or one of its direct or indirect Subsidiaries, free and clear of all Liens. There are no restrictions of any kind which prevent the payment of dividends by any of the Company's Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution or otherwise) to or in any person.

          (c) Except as described above and in Sections 3.2(a), 3.2(b) and 3.2(c) of the Company Disclosure Schedule, there are no outstanding securities (whether or not convertible or exchangeable), options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There is no outstanding contractual obligation of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of the Company or its Subsidiaries. There are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) (collectively, "Stock-Based Rights") or, except as disclosed in Section 3.2(c) of the Company Disclosure Schedule, to cause the Company or any of its Subsidiaries to file a registration statement, listing application or other filing under the Applicable Securities Legislation, or which otherwise relate to the registration or listing of any securities of the Company. Except as set forth in the Shareholder Agreements, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of the shareholders of the Company is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or similar interests of the Company or any of its Subsidiaries.

          Section 3.3 Authority; Enforceability. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a party and each instrument required to be executed and delivered by it at the Closing, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each Related Agreement to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated herein or therein (other than, with respect to the Arrangement, the approval of the Arrangement by Securityholders representing the requisite number of Common Shares in accordance with applicable Law and the Company's Articles of Incorporation and By-laws). Each of this Agreement and Related Agreements to which it is a party has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Acquiror, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          Section 3.4  No Conflict, Required Filings and Consents.

          (a) Except as disclosed in Section 3.4(a) of the Company Disclosure Schedule or in Section 3.4(b) hereof, the execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, the Related Agreement to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company or equivalent organizational documents of any of its Subsidiaries, (ii) conflict with or violate any Law or Order in each case applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, or
     (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets is bound or affected, except in the case of clause (iii) above, for any such breaches, violations, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, any Related Agreement to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, require the Company or any of its Subsidiaries to obtain any Approval of any person or Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with the Investment Canada Act, as amended (the "Investment Canada Act"), (B) compliance with the Legislation, (C) the receipt by the Company of Approval of the transactions contemplated hereby from the Toronto Stock Exchange (the "TSE Approval"), (D) unless an applicable exemption is available, the receipt of required Approvals of the transactions contemplated hereby from the securities commissions of the various Canadian provinces ("Canadian Securities Commission Approvals"), (E) receipt of the Interim Order and the Final Order, (F) receipt of the Required Securityholder Approval and (G) as disclosed in
     Section 3.4(b) of the Company Disclosure Schedule.

          Section 3.5  Material Agreements.

          (a) Section 3.5(a) of the Company Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of all material contracts, agreements or other commitments to which the Company or any of its Subsidiaries is a party or by which any of them or their properties or assets are bound as of the date hereof (collectively, including those entered into after the date hereof, "Material Agreements"), including but not limited to the following agreements:

               (i) employment contracts with officers of the Company and other contracts with current or former officers, directors or shareholders of the Company, and all severance, change in control (except pursuant to the Stock Option Plans) or similar contracts with any current or former shareholders, directors, officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any current or former shareholders, directors, officers, employees or agents of the Company or which purport to amend the terms of any Option, in each case following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

               (ii) labor contracts;

               (iii) contracts involving annual revenues, expenditures or liabilities in excess of $250,000 per annum which are not cancelable (without material penalty, cost or other liability) within 60 days;

               (iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $100,000;

               (v) contracts containing a covenant limiting the freedom of the Company or any of its Subsidiaries (or which purport to limit the freedom of Parent or its Affiliates) to engage in any line of business or compete with any person or operate at any location in the world;

               (vi) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

               (vii) contracts for the acquisition, directly or indirectly (by amalgamation, plan of arrangement, merger, consolidation or otherwise) of material assets (whether tangible or intangible) or the capital stock of another person;

               (viii) contracts involving the issuance or repurchase of any capital stock of the Company or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Common Shares, the options or warrants listed in Sections 3.2(a) or 3.2(b) of the Company Disclosure Schedule;

               (ix) contracts under which the Company or any of its Subsidiaries has granted or received exclusive rights;

               (x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange contracts;

               (xi) any contracts concerning material Intellectual Property or Software, servers, systems, sites, circuits, networks and other computer and telecom assets and equipment ("Systems"), including but not limited to application service provider, internet call manager provider, service deployment or similar contracts; and

               (xii) any contracts providing for the payment of any money by the Company upon the consummation of the Arrangement or other change of control of the Company, and the amounts that would become due thereunder.

          (b) True and complete copies of all Material Agreements have been delivered to Parent by the Company. Section 3.5(b) of the Company Disclosure Schedule sets forth a true and complete list of all contracts that would purport to bind Parent or any of its Affiliates (other than the Company or its Subsidiaries) following the consummation of the Arrangement.

          (c) Except as disclosed in Section 3.5(c) of the Company Disclosure Schedule, other than Material Agreements that have terminated or expired in accordance with their terms, each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and of each other party thereto and is enforceable, in accordance with its terms, against the Company or such Subsidiary and against each other party thereto, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. Neither the Company nor any of its Subsidiaries is or alleged to be and, to the best Knowledge of the Company, no other party is or alleged to be in default under, or in breach or violation of, any Material Agreement and, to the best Knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 3.5 and the disclosures made pursuant thereto will not be construed or utilized to expand, limit or define the terms "material" and "Material Adverse Effect" as otherwise referenced and used in this Agreement.

          Section 3.6 Compliance. The Company and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) the Articles of Incorporation and By-laws of the Company or the equivalent organizational documents of such Subsidiary, (ii) any

Law or Order or by which any of their respective assets or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, contracts, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clause (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all Necessary Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section
3.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any Approval from any Governmental Authority that is material to the Company or any of its Subsidiaries.

          Section 3.7  Securities Reports; Financial Statements.

          (a) The Company has filed all forms, reports, schedules, statements and documents required to be filed by Applicable Securities Legislation since December 31, 1999 (the "Securities Reports"), and all the Securities Reports have been filed in all material respects on a timely basis and delivered to Parent. The Securities Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Applicable Securities Legislation and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries has filed, or is obligated to file, any other forms, reports, schedules, statements or other documents pursuant to Applicable Securities Legislation.

          (b) Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes thereto) contained in the Securities Reports (i) complied in all material respects with applicable accounting requirements and Applicable Securities Legislation with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles as recommended in the handbook of the Canadian Institute of Chartered Accountants applied on a consistent basis throughout the periods involved ("GAAP"), and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Securities Reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Company.

          Section 3.8  Absence of Certain Changes or Events.

          (a) Except as described in Section 3.8(a) of the Company Disclosure Schedule, since December 31, 2000, the Company and its Subsidiaries have conducted their businesses only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Except as described in Section 3.8(b) of the Company Disclosure Schedule, during the period from December 31, 2000 to the date hereof,
     (i) there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable, and (ii) there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Date.

          Section 3.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) reflected in the Securities Reports filed and publicly available prior to the date hereof, (ii) disclosed in Section 3.9 of the Company Disclosure Schedule, or (iii) incurred in the ordinary course of business which are not material to the Company.

          Section 3.10  Absence of Litigation.  Except as described in Section
3.10 of the Company Disclosure Schedule or expressly described in the Securities Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the best Knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any of their respective properties or rights or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any of its Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby, before or subject to any Court or Governmental Authority. Neither the Company nor any of its Subsidiaries is subject to any outstanding Litigation or Order. The Company has no Knowledge of any valid basis for any such Litigation.

          Section 3.11  Employee Benefits.

          (a) Section 3.11(a) of the Company Disclosure Schedule describes all employee benefit plans, including without limitation, and all bonus, stock option, stock purchase, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee or director of the Company or any of its Subsidiaries, which is or has been entered into, contributed to, established by, participated in and/or maintained by the Company, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company (a "Benefit Affiliate") or any Subsidiary of the

     Company, whether or not such plan is terminated (together, the "Employee Plans"). The Company has provided to Parent correct and complete copies of (where applicable) (i) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans, (ii) the three most recent returns with any taxing authority, (iii) the most recent audited financial statement and actuarial valuation, and (iv) all related agreements, insurance contracts and other contracts which implement each such Employee Plan. There are no restrictions on the ability of the sponsor of each Employee Plan (which is currently the Company or a Subsidiary of the Company) to amend or terminate any Employee Plan, and each Employee Plan may be transferred by the Company or any of its Subsidiaries to Parent or Acquiror, as the case may be.

          (b) There are no claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or threatened Liens on the assets of any Employee Plan; all Employee Plans conform to, and in their operation and administration are in all material respects in compliance with, the terms thereof and requirements prescribed by any and all applicable Laws, Orders, and regulations of Governmental Authorities currently in effect with respect thereto; the Company and each of its Subsidiaries and Benefit Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Plan and are not in default under or violation of, and have no Knowledge of any default or violation by any other Person with respect to, any of the Employee Plans; each Employee Plan intended to qualify under any applicable Law or Order of a Governmental Authority is so qualified, and nothing has occurred which may be expected to cause the loss of such qualification or exemption; all contributions required to be made to any Employee Plan pursuant to any applicable Law or Order of a Governmental Authority, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; and the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as disclosed in Section 3.11(b) of the Company Disclosure Schedule.

          (c) No Employee Plan is subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the U.S. Internal Revenue Code of 1986, as amended (the "Code").

          (d) Except as disclosed in Section 3.11(d) of the Company Disclosure Schedule, no Employee Plan or written or oral agreement exists which obligates the Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee or former employee of the Company or any of its Subsidiaries following such employee's or former employee's termination of employment with the Company or any Subsidiary, other than such benefits required by applicable Law.

          (e) Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer, director, consultant and investor of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Common Shares or other capital stock of the Company, if any, together with the number of shares of Common Shares or any other capital stock of the Company, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, the expiration date of each such option, warrant and right, and the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to Parent, and no Option disclosed in Section 3.2(a) of the Company Disclosure Schedule has been modified, amended or cancelled except as disclosed in Section 3.11(e) of the Company Disclosure Schedule.

          (f) Except as set forth in Section 3.11(f) of the Company Disclosure Schedule, no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of its affiliation with any Benefit Affiliate, to any Tax, fine, Lien, penalty or other liability imposed by any applicable Law or Order of a Governmental Authority.

          Section 3.12  Employment and Labor Matters.

          (a) Section 3.12(a) of the Company Disclosure Schedule identifies
     (i) all directors and officers of the Company and each of its Subsidiaries and (ii) all employees and consultants employed or engaged by the Company with an annual base salary or compensation rate of $50,000 or higher, and for each individual identified in clauses (i) and (ii), sets forth each such individual's rate of pay or annual compensation, job title and date of hire and the number of Common Shares and Options (or other options, warrants or similar rights to acquire Common Shares) beneficially owned or held by such individual. Except as set forth in
     Section 3.12(a) of the Company Disclosure Schedule, there is no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contract of any nature (whether in writing or not) between the Company or any Subsidiary of the Company and any current or former shareholder, officer, director, employee, consultant, labor organization or other representative of any of the Company's or its Subsidiary's employees, nor is any such contract presently being negotiated. Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan or any of the agreements set forth in Section 3.12(a) of the Company Disclosure Schedule, including the right to receive any parachute payment, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated hereby that could result in the payment of any such benefits or payments. Neither the Company nor any Subsidiary of the Company is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law. Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company or any Subsidiary of the Company have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated herein or as a result of the termination by the Company or any Subsidiary of any persons employed by the Company or any Subsidiary on or prior to the Effective Date. None of the Company's or any of its Subsidiary's employment policies or practices is currently being audited or investigated by any Governmental Authority or Court. There is no pending or, to the Knowledge of the Company, threatened Litigation, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary of the Company brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's or its Subsidiary's employee, or other individual or any Governmental Authority with respect to employment practices brought by or before any Court or Governmental Authority.

          (b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, there are no controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Governmental Authority relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, any collective bargaining agreement, by Law or otherwise.

          Section 3.13 Absence of Restrictions on Business Activities. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there is no contract, agreement or other commitment or Order binding upon the Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

          Section 3.14  Title to Assets; Leases.

          (a) Except as described in Section 3.14(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title to all of their real or personal properties (whether owned or leased) and assets, free and clear of all Liens.

          (b) Section 3.14(b) of the Company Disclosure Schedule contains a list of all of the real property and interests in real property owned by the Company or any of its Subsidiaries and all leases of real property to which the Company or any of its Subsidiaries is a party or by which any of them holds a leasehold interest (collectively, "Real Property"). Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, (i) each Real Property lease to which the Company or any of its Subsidiaries is a party is in full force and effect in accordance with its terms, (ii) all rents and additional rents due to date from the Company or a Subsidiary of the Company on each such lease have been paid,
     (iii) neither the Company nor any Subsidiary of the Company has received written notice that it is in material default thereunder, and (iv) there exists no default by the Company or any Subsidiary of the Company under such lease. There are no leases, subleases, licenses, concessions or any other agreements or commitments to which the Company or a Subsidiary of the Company is a party granting to any person other than the Company or a Subsidiary of the Company any right to possession, use occupancy or enjoyment of any of the Real Property or any portion thereof. None of the Company nor any of its Subsidiaries is obligated under or bound by any option, right or first refusal, purchase contract, or other contract to sell or otherwise dispose of any Real Property or any other interest in any Real Property.

          Section 3.15 Taxes. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, imposts, levies, and governmental impositions of any kind payable to any federal, provincial, state or local taxing authority of any country or jurisdiction (or any subdivision of the foregoing), including those on or measured by or referred to as income, franchise, profits, gross receipts, goods and services, capital ad valorem, advance corporation, custom duties, alternative or add-on minimum, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains (whether capital or otherwise) taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with any governmental or taxing authority or agency of any country or jurisdiction, including consolidated, combined and unitary tax returns. Except as set forth in Section 3.15 of the Company Disclosure Schedule (with paragraph references corresponding to those below):

          (a) All Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

          (b) All material Taxes payable by or with respect to the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) are provided on the Company's most recent balance sheet contained in the Disclosure Documents (the "Balance Sheet") for any material Taxes not yet due. All assessments for Taxes due and owing by or with respect to the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded Litigation have been paid.

          (c) No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to the Company or any of its Subsidiaries or any group of corporations of which any of the Company and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

          (d) No claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Company or Subsidiary is or may be subject to Tax in such jurisdiction. None of the Company or its Subsidiaries is subject to Tax by the United States or any Governmental Authority thereof or therein.

          (e) Neither the Company nor any of its Subsidiaries has requested, or been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any of its Subsidiaries has been granted or requested which has not since expired.

          (f) Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group (other than a group the common parent of which is the Company), and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person, as transferee or successor, by contract, or otherwise.

          (g) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments, that will not be deductible in computing their income for Tax purposes.

          (h) No Tax is required to be withheld as a result of the transfers or any of the transactions contemplated by this Agreement or the Plan of Arrangement, or the payment of the Termination Fee contemplated in
     Section 8.3 hereof.

          (i) The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner required by applicable law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

          (j) None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any agreement with any taxing authority entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

          (k) There are no liens for Taxes on any of the properties or assets of the Company or any Subsidiary other than for Taxes not yet due and payable.

          (l) The paid-up capital, as determined under the Income Tax Act (Canada), as amended (the "Tax Act") of the Company's issued and outstanding share capital is equal to its stated capital determined under applicable corporate Law.

          (m) The Company and its Subsidiaries have not disposed of anything to a person with whom any of them were dealing at arm's length for proceeds less than the fair market value thereof.

          (n) The Company and its Subsidiaries have not discontinued carrying on any business in respect of which any non-capital losses were incurred.

          (o) Neither the Company, its Subsidiaries, nor their respective directors, officers or employees have any Knowledge of any contingent Tax liabilities or any grounds which would prompt a reassessment.

          (p) There are no circumstances existing which could result in the application to the Company or its Subsidiaries of either Section 78 or Sections 80 to 80.4 (inclusive) of the Tax Act.

          (q) Sections 80 to 80.4 (inclusive) of the Tax Act have never applied to the Company or its Subsidiaries.

          (r) Neither the Company nor its Subsidiaries is, or has ever been, a "controlled foreign corporation" within the meaning of Section 957 of the Code.

          Section 3.16  Environmental Matters.

          (a) Except as described on Section 3.16 of the Company Disclosure Schedule, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries complies and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) to the Knowledge of the Company, there are and have been no Materials of Environmental

     Concern or other conditions at any property owned, operated, or otherwise used by the Company now or in the past, or at any other location (including without limitation any facility to which Materials of Environmental Concern from the Company or any of its Subsidiaries), that are in circumstances that could reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries, or result in costs to the Company or any of its Subsidiaries arising out of any Environmental Law; (iii) no Litigation (including, to the Knowledge of the Company, any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is, or to the Knowledge of the Company will be, named as a party, or affecting their business, is pending or, to the Knowledge of the Company, threatened; nor is the Company or any of its Subsidiaries the subject of any investigation or the recipient of any request for information in connection with any such Litigation or potential Litigation; (iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is a party or affecting their business; (v) to the Knowledge of the Company, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company from, or materially increase the burden on the Company of: (A) complying with applicable Environmental Laws or (B) obtaining, renewing, or complying with all Environmental Permits; and (vi) to the Knowledge of the Company, each of the foregoing representations and warranties is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of Law.

          (b) The Company has furnished to Parent true and complete copies of all Environmental Reports in the possession or control of the Company or any of its Subsidiaries.

          (c) For purposes of this Agreement, the terms below are defined as follows:

               (i) "Environmental Laws" shall mean any and all Laws, Orders, guidelines, codes, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, Canada, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning the protection of the environment or of human health, or employee health and safety.

               (ii) "Environmental Permits" shall mean any and all permits, licenses, registrations, notifications, exemptions and any other Approvals required of the Company under any Environmental Law.

               (iii) "Environmental Report" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Company or any entity for which it may be liable or any Subsidiary of the Company.

               (iv) "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          Section 3.17  Intellectual Property.

          (a) Section 3.17(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all Canadian, United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations, and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued or filed, and all material unregistered Intellectual Property.

          (b) All registered Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees), to the Knowledge of the Company, is valid and enforceable, and is not subject to any filings, fees or other actions falling due within 90 days after the Effective Date. No registered Intellectual Property of the Company or its Subsidiaries has been or is now involved in any cancellation, dispute or Litigation, and, to the Knowledge of the Company and its Subsidiaries, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

          (c) Section 3.17(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than (i) contracts, agreements or other commitments disclosed pursuant to Section 3.5 and (ii) generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000) (collectively, "License Agreements"). All of the Company's License Agreements are valid and binding obligations of Company or its Subsidiaries that are parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement, except for violations, breaches, or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (d) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property used in the conduct of the Company's and each of its Subsidiaries' business as currently conducted or contemplated to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets. No royalties, honoraria or other fees are payable by the Company or its Subsidiaries to any third parties for the use of or right to use any Intellectual Property, except as set forth in Section 3.17(d) of the Company Disclosure Schedule.

          (e) The Company and its Subsidiaries exclusively own, free and clear of all Liens or obligations to license, all their owned Intellectual Property, and the Company and its Subsidiaries have executed all necessary agreements and performed all necessary investigations and inquiries to make the foregoing statement. The Company and its Subsidiaries have a valid, enforceable and, subject to obtaining required consents, transferable right to use all their licensed Intellectual Property. Except as disclosed in Section 3.17(e) of the Company Disclosure Schedule, the Company and its Subsidiaries have the right to use all owned and licensed Intellectual Property in all jurisdictions.

          (f) The Company and each of its Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns, including the proper policing activities and the execution of appropriate confidentiality agreements and assignments of Intellectual Property and releases. Except as disclosed in Section 3.17(f) of the Company Disclosure Schedule, (i) the conduct of the Company's and its Subsidiaries' business, or any aspect thereof, as currently conducted or planned to be conducted have not and do not infringe or otherwise impair or conflict ("Infringe", and such an infringement, impairment or conflict, an "Infringement") in any material respect with any Intellectual Property rights of any third party, and the Intellectual Property rights of the Company and its Subsidiaries is not being Infringed by any third party, and (ii) there is no Litigation or Order, any offer to license in connection with an alleged prior Infringement or any notice of any Litigation or Order, pending or outstanding, to the Knowledge of the Company, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries, and, to the Knowledge of the Company, there is no valid basis for the same.

          (g) Except as set forth in Section 3.17(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in the alteration, loss or impairment of the validity, enforceability or the Company's or any of its Subsidiaries' right to own or use any of the Intellectual Property, nor will such transactions require the Approval of any Governmental Authority or third party in respect of any Intellectual Property.

          (h) Section 3.17(h) of the Company Disclosure Schedule lists all Software (i) (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000) which are owned, licensed to or by the Company or any of its Subsidiaries, leased to or by the Company or any of its Subsidiaries, or otherwise used by the Company or any of its Subsidiaries, and identifies which Software is owned, licensed, leased or otherwise used, as the case may be and (ii) which are sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. All Software owned by the Company or any of its Subsidiaries, and all Software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error, (ii) operates and runs in a reasonable and efficient business manner, and (iii) conforms in all material respects to the specifications and purposes thereof. There is no License Agreement that licenses the source code of the Company's Software to any person other than to Witchity Capital Corporation Ltd., a Bermuda corporation.

          (i) The Company and its Subsidiaries have taken all reasonable steps to protect the Company's and its Subsidiaries' rights in their confidential information and trade secrets. Without limiting the foregoing, the Company and its Subsidiaries require each employee, consultant and contractor to execute and each employee, consultant and contractor has executed, appropriate agreements that are substantially consistent with the Company's standard forms thereof (true and complete copies of which have been delivered to Parent). Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

          (j) For purposes of this Agreement, the terms below are defined as follows:

               (i) "Intellectual Property" means all Canadian, United States and other foreign intellectual property, including without limitation all worldwide trademarks, service marks, trade names, URLs and Internet domain names, designs, slogans, logos, trade dress, together with all goodwill related to the foregoing; worldwide patents, copyrights and copyrightable works (including Systems, Internet site content and Software (as defined below)), technology, trade secrets and other confidential information, customer lists, know-how, processes, formulae, algorithms, models, user interfaces, inventions, advertising and promotional materials, and all registrations, applications, recordings, renewals, continuations, continuations-in-part, divisions, reissues, reexaminations, foreign counterparts, and other legal protections and rights related to the foregoing.

               (ii) "Software" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable, on paper or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) the technology supporting, and the contents and audiovisual displays of any Internet site(s) operated by or on behalf of the Company or any of its Subsidiaries, and (E) all documentation and other works of authorship, including user manuals and training materials, relating to any of the foregoing.

          Section 3.18 Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, Intellectual Property, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. All such policies are in full force and effect and are valid, outstanding and enforceable policies. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and the Company shall, and shall cause its Subsidiaries to, maintain in full force and effect all such insurance during the period from the date hereof through the Closing Date. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and its Subsidiaries , are reasonable in light of the assets of the Company and its Subsidiaries, are sufficient for compliance with all requirements of Law and of all contracts, agreements or understandings to which the Company or any of its Subsidiaries is a party and provide adequate insurance coverage for the assets and operations of the Company and its Subsidiaries. To the Knowledge of the Company, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

          Section 3.19 Brokers. No broker, financial advisor, finder or investment banker or other person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except for Broadview International LLC (the "Company Financial Advisors"). Section 3.19 of the Company Disclosure Schedule sets forth, and the Company has heretofore furnished to Parent a true and complete copy of, all agreements between the Company and the Company Financial Advisors pursuant to which such person would be entitled to any payment relating to the transactions contemplated hereunder.

          Section 3.20 Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Public Officials Act of Canada, or (iv) made any other unlawful payment. The books, records and accounts of the Company and its Subsidiaries accurately and completely reflect the business and affairs of the Company and its Subsidiaries, have been maintained in accordance with sound business practice, and have not been falsified by any person in charge of such books, records or accounts.

          Section 3.21  Interested Party Transactions.  Except as disclosed in
Section 3.21 of the Company Disclosure Schedule, (i) there are no existing, and since January 1, 1999 there has been no contract, transaction, indebtedness or other arrangement, or any related series thereof, between the Company and any of its Subsidiaries, on the one hand, and any of the directors, officers, shareholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, on the other (except for amounts due as normal salaries and bonuses, consulting and professional fees and in reimbursement of ordinary expenses), and (ii) at the Closing, all such contracts, transactions, indebtedness and other arrangements shall be terminated (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses).

          Section 3.22 No Restrictions on the Arrangement; Takeover Statutes. No Legislation or other takeover statute or similar Law, or rule or regulation of a securities exchange, and no provision of the Articles of Incorporation or By-laws, or other organizational documents or governing instruments of the Company or any of its Subsidiaries or any Material Agreement to which any of them is a party (a) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement or the Related Agreements, or (b) as a result of the consummation of the transactions contemplated by this Agreement or the Related Agreements or the acquisition of securities of the Company or Acquiror by Parent or Acquiror (i) would or would purport to restrict or impair the ability of Parent to vote or otherwise exercise the rights of a shareholder with respect to securities of the Company or any of its Subsidiaries that may be acquired or controlled by Parent or (ii) would or would purport to entitle any person to acquire securities of Parent, the Company or any of its Subsidiaries.

          Section 3.23  Determinations by the Board of Directors.

          (a) The Board of Directors of the Company (upon advice received from counsel to the Company) has unanimously:

               (i) resolved that the Arrangement is fair to, and in the best interests of, its Securityholders;

               (ii) approved the Arrangement and this Agreement; and

               (iii) recommended that its Securityholders vote in favor of the Arrangement.

          (b) After reasonable inquiry, the Board of Directors of the Company has been advised and believes that each Named Executive Officer (as defined in the Company's management proxy circular dated March 9, 2001) who is employed by the Company on the date hereof intends to vote in favor of the Arrangement.

          Section 3.24 Information Supplied. None of the information contained in the Circular will, at the date it is first mailed to the Company's Securityholders at the time of the Company Securityholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Circular will comply as to form in all material respects with the requirements of the Applicable Securities Legislation and any other applicable Law, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Acquiror for inclusion or incorporation by reference therein.

          Section 3.25 Required Votes. Except if otherwise stipulated in the Interim Order or otherwise by the Arrangement Court: (i) the only vote of holders of any class or series of capital stock of the Company or holders of any options, warrants or other rights to acquire such capital stock or the holders of any other securities of the Company necessary to approve and adopt this Agreement and the Arrangement is the approval and adoption of this Agreement and the Arrangement and to consummate the transactions contemplated hereby by the affirmative vote of the holders of at least 66-2/3% of sum of the outstanding Common Shares and the Common Shares for which the Options (whether exercisable or not) and Warrants are exercisable, voting together as a single class, who vote at the Company Securityholders Meeting (the "Required Securityholder Approval"), and (ii) no vote of the holders of any class or series of capital stock of the Company, holders of any options, warrants or other rights to acquire such capital stock or holders of any other securities of the Company, or any other minority vote, is necessary to approve any Related Agreement or any transaction contemplated hereby. The Company has no reason to believe that the required approvals of its Securityholders will be other than as set forth in clause (i) above.

          Section 3.26 U.S. Securities Laws. The Company is a "foreign private issuer" as that term is defined in Rule 405 of the U.S. Securities Act of 1933, as amended (the "Securities Act"). No filing of any kind is required to be made by the Company pursuant to the Securities Act or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and no Approval must be received from the U.S. Securities and Exchange Commission (the "SEC"), in connection with the Arrangement or the Offer; provided that in the case of the Arrangement, the Company must file the Circular and any amendment or supplement thereto with the SEC under cover of a Form 6-K, and, in the case of the Offer, the Company must either file with the SEC a Schedule 14D-9F and a written irrevocable consent and power of attorney on Form F-X or file with the SEC the circular of the Board of Directors contemplated in
Section 2.3 under cover of a Form CB (and file Form F-X with the SEC in connection therewith).

          Section 3.27 Security. The Company and its Subsidiaries take all reasonable actions to maintain, protect and police the integrity and security of their Systems, including the protection and policing against all unauthorized use or modification of, access to, or "hacking" into the Systems, or the introduction into the Systems of viruses or other unauthorized, damaging or corrupting elements.

          Section 3.28 Disclosure. No representation or warranty contained in this Agreement or any statement or information contained in the Company Disclosure Schedule or any other schedule, exhibit, certificate, written statement, document or instrument delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to be disclosed in order to make the statements contained herein and therein not misleading or necessary in order to fully and fairly provide the information required to be provided hereby or thereby.

                ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND ACQUIROR

          Parent and Acquiror, jointly and severally, hereby represent and warrant to the Company as follows:

          Section 4.1 Organization and Qualification. Each of Parent and Acquiror is a corporation duly organized and validly existing under the Laws of their respective jurisdictions of incorporation. Parent has all the requisite corporate power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified and existing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, all of the issued and outstanding capital stock of Acquiror are indirectly owned by Parent through one or more Subsidiaries wholly-owned by Parent.

          Section 4.2 Authority; Enforceability. Each of Parent and Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (except for the approval of the Board of Directors of Parent Holding Company with respect to the treatment of Employee Options). The execution and delivery by each of Parent and Acquiror of this Agreement and each instrument required hereby to be executed and delivered by Parent and Acquiror at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by each of Parent and Acquiror, and no other corporate proceedings on the part of Parent or Acquiror are necessary to authorize the consummation of the transactions contemplated hereby (except for the approval of the Board of Directors of Parent Holding Company with respect to the treatment of Employee Options). This Agreement has been duly executed and delivered by each of Parent and Acquiror and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Acquiror, enforceable against each of Parent and Acquiror in accordance with its terms.

          Section 4.3  No Conflict; Required Filings and Consents.

          (a) The execution and delivery by Parent and Acquiror of this Agreement do not, and the performance of this Agreement by Parent or Acquiror shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Acquiror, or (ii) conflict with or violate any Law or Order in each case applicable to Parent or Acquiror or by which its or any of their respective properties is bound or affected, except in the case of clause (ii) above, for any such conflicts or violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery by Parent and Acquiror of this Agreement do not, and the performance by Parent and Acquiror of this Agreement shall not, require Parent or Acquiror to obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with the Investment Canada Act, (B) compliance with the Legislation, (C) the receipt of the TSE Approval, (D) the receipt of the Canadian Securities Commission Approvals, (E) the receipt of the Interim Order and the Final Order, or (f) as disclosed in Section 3.4(b) of the Company Disclosure Schedule.

          Section 4.4 Ownership of Shares of the Company. Neither the Parent nor any of its Subsidiaries (including Acquiror) owns any Common Shares of the Company.

                       ARTICLE 5 - CONDITIONS PRECEDENT

          Section 5.1 Conditions to Obligations of Parent and Acquiror. The respective obligations of Parent and Acquiror to consummate the Arrangement shall be subject to the satisfaction of the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement and the Related Agreements that are qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (other than representations and warranties which expressly address matters only as of a particular date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such particular date); and Parent and Acquiror shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it on or prior to the Closing; and Parent and Acquiror shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

          (c) Approvals. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those Approvals of Governmental Authorities and other third parties set forth in Section 3.4(b) of this Agreement or Section 3.4(b) of the Company Disclosure Schedule (or not described in such section of the Company Disclosure Schedule but required to be so described, including but not limited to those of any stock exchanges or other Governmental Authorities required for the consummation of the Arrangement), including but not limited to the receipt of the TSE Approval, Canadian Securities Commissions Approvals and the Final Order, have been obtained. The Interim Order, the Final Order and the Plan of Arrangement shall each be in a form consistent with the provisions of this Agreement unless otherwise consented to by Parent, which consent shall not be unreasonably withheld.

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court or Governmental Authority of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Arrangement on substantially the same terms and conferring on Parent substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Arrangement, which makes the consummation of the Arrangement on substantially the same terms and conferring on Parent substantially all the rights and benefits as contemplated herein illegal, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending. In addition, no Law or Order shall have been proposed, enacted, promulgated or applied:

               (i) to cease the business of the Company or Parent or to enjoin, prohibit or impose material limitations or conditions on the consummation of the Arrangement or on the right of Parent or Acquiror to own or exercise full rights of ownership of the common shares of the Company following the Arrangement; or

               (ii) which, if the Arrangement were consummated, would require Parent, the Company or any of their respective Subsidiaries to dispose of a material asset, impose material limitations or conditions on the business or operations of Parent, the Company and their respective Subsidiaries, or impose material fines or penalties on Parent, the Company or any of their respective Subsidiaries.

          (e) Material Adverse Effect. There shall not exist or have occurred a Material Adverse Effect, or any condition, event, circumstance or development which could reasonably be expected to result in a Material Adverse Effect.

          (f) Securityholder Approval. This Agreement and the Arrangement shall have been approved and adopted by the requisite vote of the Securityholders of the Company in accordance with the Interim Order, the Legislation and the Company's Articles of Incorporation and By-laws.

          (g) Related Agreements. Each Related Agreement shall be in full force and effect and shall not have been breached or repudiated by any party thereto, and the actions required to be taken thereunder by the parties thereto prior to the Closing shall have been taken.

          (h) Principal Continuing Employee Agreements. Continuing Employee Agreements between the Company, on the one hand, and on the other hand, William McMullin and at least seven of the other individuals identified in Section 5.1(h) of the Parent Disclosure Schedule shall be in full force and effect and shall not have been breached or repudiated by any party thereto.

          (i) Other Continuing Employee Agreements. Continuing Employee Agreements between the Company and at least 80% of the Company's full-time engineering staff identified in Section 5.1(i) of the Parent Disclosure Schedule, in form and substance reasonably acceptable to Parent, shall have been duly executed and delivered to Parent, shall be in full force and effect and shall not have been breached or repudiated by any party thereto.

          (j) Founders Agreements. Each officer and shareholder of the Company identified in Section 5.1(j) of the Parent Disclosure Schedule shall have duly executed and delivered an agreement, in form and substance reasonably acceptable to Parent (which agreements shall each be in full force and effect and shall not have been breached or repudiated by any party thereto), pursuant to which each such person shall have agreed not to compete with Parent or the business of the Company as it exists as of Closing (or, if later, the latest date of employment by the Company or Parent) and/or as contemplated at such date to be conducted in the future, as determined in Parent's reasonable discretion, for a period that is not shorter than the greater of (x) three years from the Closing or (y) one year from termination of his or her employment with the Company or Parent (the "Founders Agreement").

          (k) Release Agreement. Each person identified in Section 5.1(k) of the Parent Disclosure Schedule shall have duly executed and delivered to Parent a full, unconditional and general release in the form attached hereto as Exhibit B (a "Release Agreement") (which releases shall each be in full force and effect and shall not have been breached or repudiated by any party thereto) to any and all claims arising prior to the Closing that such person may have against the Company or Parent or their respective Affiliates.

          (l) Legal Opinion. Parent and Acquiror shall have received an opinion, dated the date of the Closing Date, from outside legal counsel to the Company in the form attached hereto as Exhibit C.

          (m) Dissenting Shares. The number of Dissenting Shares shall not represent in the aggregate more than 10% of the total number of outstanding Common Shares on a fully-diluted basis.

          (n) Corporate Records. Parent shall have received all original corporate seals, stock ledgers, Articles of Incorporation and By-laws (or similar organizational documents) of the Company and its Subsidiaries and other filings with Governmental Authorities (including but not limited to filings to do business in foreign jurisdictions), including all original stock certificates or similar evidence of ownership of the common stock or other equity interests held by the Company, directly or indirectly, of all its Subsidiaries. All original minute books of all shareholders, Board of Directors and committee meetings of the Company and its Subsidiaries ("Restricted Originals") shall be kept together in a safe location identified to Parent at the headquarters of the Company, and Parent shall have received true and complete copies of the Restricted Originals.

          Section 5.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Arrangement shall be subject to the satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Acquiror contained in this Agreement and the Related Agreements that are qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (other than representations and warranties which expressly address matters only as of a particular date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such particular date); and the Company shall have received a certificate to such effect signed by an officer of Parent and Acquiror.

          (b) Agreements and Covenants. Parent and Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by them on or prior to the Closing; and the Company shall have received a certificate to such effect signed by an officer of Parent and Acquiror.

          (c) Securityholder Approval. This Agreement and the Arrangement shall have been approved and adopted by the requisite vote of the Securityholders of the Company in accordance with the Interim Order, the Legislation and the Company's Articles of Incorporation and By-laws.

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court or Governmental Authority of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Arrangement on substantially the same terms as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Arrangement, which makes the consummation of the Arrangement on substantially the same terms as contemplated herein illegal, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending. In addition, no Law or Order shall have been proposed, enacted, promulgated or applied to cease the business of the Company or Parent or to enjoin or prohibit the consummation of the Arrangement.

          (e) Approvals. The Company shall have received the Final Order, the TSE Approval, and any necessary Canadian Securities Commissions Approvals.

                     ARTICLE 6 - CONDUCT OF THE BUSINESS

          Section 6.1 Conduct of the Company's Business. The Company covenants and agrees that, between the date hereof and the Effective Date, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing in advance, the Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable Laws. The Company shall use its best efforts to preserve intact the business organization and assets of the Company and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries, and unless reasonably requested otherwise by Parent, shall operate, according to plans and budgets provided to Parent, to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries, to maintain in effect Material Agreements and to preserve the present relationships of the Company and each of its Subsidiaries with advertisers, sponsors, customers, licensors, licensees, suppliers and other persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, neither the Company nor any of its Subsidiaries shall, between the date hereof and the Effective Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Articles of Incorporation or By-laws of the Company or equivalent organizational document of any of its Subsidiaries, reduce the stated capital of the Company, or alter through amalgamation, plan of arrangement, merger, consolidation, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

          (b) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or alter or modify the terms of rights or obligations under, any shares of capital stock of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest or Stock-Based Rights of the Company or any of its Subsidiaries (except for the issuance of Common Shares issuable pursuant to Options or Warrants outstanding on the date hereof and in accordance with the terms thereof in effect as of the date hereof); adopt, ratify or effectuate a shareholders' rights plan or agreement; or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

          (d) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or cause to be subjected to any Lien on, any of the assets of the Company or any of its Subsidiaries (including any Intellectual Property), except for (i) the sale of goods or licenses of Intellectual Property involving annual revenue, payments or liabilities of less than $100,000 or having a term of less than 60 days, (ii) dispositions of other immaterial assets, in either case, in the ordinary course of business and in a manner consistent with past practice, and
     (iii) as disclosed in Section 6.1(d) of the Company Disclosure Schedule; provided that any licensing of, or any creation, incurrence, assumption or subjection of any Lien on, any Intellectual Property shall not be permitted by clauses (i) or (ii);

          (e) acquire (by amalgamation, plan of arrangement, merger, consolidation, acquisition of stock or assets or otherwise) or organize any corporation, limited liability company, unlimited liability company, partnership, joint venture, trust or other entity or person or any business organization or division thereof; incur or modify any indebtedness for borrowed money or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise become responsible for, the obligations of any person, or make any loans, advances or enter into any similar financial commitments;

          (f) make any capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and its Subsidiaries taken as a whole;

          (g) hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice; except as disclosed in Section 6.1(g) of the Company Disclosure Schedule, modify the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to its officers or employees, or loan or advance any money or other asset or property to, or grant any bonus, severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee or consultant of the Company or any of its Subsidiaries, or establish, adopt, enter into, terminate or amend any Employee Plan or any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants;

          (h) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by a change in applicable Law or GAAP used by it;

          (i) other than as disclosed in Section 6.1(i) of the Company Disclosure Schedule, (A) enter into any agreement that would be a Material Agreement; (B) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder; (C) enter into or extend any lease with respect to Real Property with any third party; (D) modify, amend or transfer in any way or terminate any License Agreement, standstill or confidentiality agreement with any third party, or waive, release or assign any rights or claims thereto or thereunder; or (E) enter into, modify or amend any contract to provide exclusive rights or obligations;

          (j) make any material Tax election or change any material election relating to Taxes already made other than an election in the ordinary course of business consistent with the past practices of the Company or settle or compromise any federal, state, provincial, local or foreign income Tax liability or agree to an extension of a statute of limitations;

          (k) pay, discharge, satisfy or settle any Litigation or waive, assign or release any material rights or claims except, in the case of Litigation, any Litigation which settlement would not: (A) impose any injunctive or similar Order on the Company or any of its Subsidiaries or restrict in any way the business of the Company or any of its Subsidiaries or (B) exceed $50,000 in cost, liability or value to the Company or any of its Subsidiaries. The Company and its Subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in the aggregate;

          (l) engage in, enter into or modify or amend any contract, agreement, or other commitment (including any indebtedness) or other transaction with, directly or indirectly, any of the directors, officers, shareholders or Affiliates of the Company or any of its Subsidiaries, or any of their respective Affiliates or family members;

          (m) fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect;

          (n) commence any proceeding for any voluntary liquidation, dissolution, or winding up of the Company or any of its material Subsidiaries, including but not limited to initiating any bankruptcy proceedings on its or any of its Subsidiary's behalf;

          (o) take any action which would result in the Company or any of its Subsidiaries becoming liable for Tax under Part VI.1 of the Tax Act;

          (p) take any action that accelerates the utilization of any net operating losses of the Company or its Subsidiaries; or

          (q) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any contract, agreement or commitment to do any of the foregoing or any other action that would or could reasonably be expected to result in any conditions to the Arrangement set forth in Article 5 not being satisfied or that would materially impair the ability of the Company, Parent or the Acquiror to consummate the Arrangement in accordance with the terms hereof or materially delay such consummation.

                       ARTICLE 7 - ADDITIONAL COVENANTS

          Section 7.1  Competing Proposal.

          (a) From the date hereof until the earlier of the Effective Date or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Affiliates or Subsidiaries to, nor shall it authorize or permit any of its or their respective directors, officers, employees, advisors, representatives or agents (collectively, the "Company Representatives"), to directly or indirectly, (i) solicit, facilitate, initiate, entertain, encourage or take any action to solicit, facilitate, initiate, entertain or encourage, any inquiries or communications regarding or the making of any proposal or offer that constitutes or may constitute a Competing Proposal (as defined herein) or (ii) participate or engage in any discussions or negotiations with, or provide any information to or take any other action with the intent to facilitate the efforts of, any person concerning any possible Competing Proposal or any inquiry or communication which might reasonably be expected to result in a Competing Proposal. For purposes of this Agreement, the term "Competing Proposal" shall mean any inquiry, proposal or offer from any person (other than Parent, Acquiror or any of their Affiliates) relating to (i) any take-over bid, amalgamation, plan of arrangement, merger, consolidation, reorganization or other direct or indirect business combination, recapitalization, liquidation, winding-up of, or similar transaction, involving the Company or any Material Subsidiary (as defined herein), (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Material Subsidiary representing 15% or more of the outstanding capital stock or voting power of the Company or such Material Subsidiary, (iii) any tender, exchange offer or other offer or bid that if consummated would result in any person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any Material Subsidiary representing 15% or more of the outstanding capital stock or voting power of the Company or such Material Subsidiary, (iv) the sale, lease, exchange, license (whether exclusive or not), or other disposition of a substantial portion of the Intellectual Property or a substantial portion of the business or other assets of the Company or any Material Subsidiary, or (v) any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to diminish significantly the benefits to Parent or its Affiliates of the transactions contemplated hereby. The Company shall immediately cease and cause to be terminated, and shall cause its Subsidiaries and all Company Representatives to immediately terminate and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, a Competing Proposal. The Company shall promptly notify each Company Representative of its obligations under this Section
     7.1. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth above by any Affiliate or Subsidiary of the Company or any Company Representative, whether or not such person is purporting to act on behalf of the Company, shall be deemed to be a breach of this Section 7.1(a) by the Company.

          (b) Notwithstanding the foregoing, the Company may participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement containing a customary standstill and with terms no less favorable to the Company than those in effect between the Company and Parent to, any person if and only if (x) such person has submitted an unsolicited bona fide written Competing Proposal to the Company's Board of Directors in respect of which adequate financing arrangements have been made, (y) neither the Company nor any of the Company Representatives shall have violated
     Section 7.1(a), and (z) the Board of Directors of the Company (i) determines by a majority vote in its good faith judgment, after consultation with outside counsel, that taking such action is required to satisfy the fiduciary duties of such Board under applicable Law and (ii) determines by a majority vote in its good faith judgment, after consultation with its financial advisors, that such Competing Proposal is likely to lead to a Superior Proposal, and (iii) provides prior written notice to Parent of its decision to so participate or furnish.

          (c) Except as set forth in the following sentence, neither the Board of Directors of the Company nor any committee thereof shall (1) approve or recommend, or propose to approve or recommend, any Competing Proposal,
     (2) withdraw or modify or propose to withdraw or modify in a manner adverse to Parent or Acquiror its approval or recommendation of the Arrangement, this Agreement or the transactions contemplated hereby, (3) upon a request by Parent to reaffirm its approval or recommendation of this Agreement or the Arrangement, fail to do so within three Business Days after such request is made (either publicly or privately) or to reject any Competing Proposal, (4) approve, enter, or permit or cause the Company or any Material Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Competing Proposal, or (5) resolve or announce its intention to do any of the foregoing. The immediately preceding sentence notwithstanding, in the event that prior to the Company Securityholders Meeting, without violation of Section 7.1(a), the Board of Directors of the Company receives a Superior Proposal (as defined herein), the Board of Directors of the Company may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquiror its approval or recommendation of the Arrangement, this Agreement or the transactions contemplated hereby, (ii) fail to reaffirm its approval or recommendation of this Agreement or the Arrangement or to reject any Competing Proposal within two Business Days after a request by Parent to do so, or (iii) resolve or announce its intention to do any of the actions set forth in the preceding clauses (i) or (ii), if (x) the Board of Directors of the Company determines by a majority vote of directors in their good faith judgment, after consultation with outside counsel, that taking such action is required to satisfy the fiduciary duties of such Board under applicable Law, (y) the Company furnishes Parent three Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal and identify the person making the same) and, during such period, negotiates in good faith with Parent, and (z) prior to the expiration of such three Business Day period, Parent has not offered to increase the Consideration payable in the Arrangement (or the Offer, if one has commenced) to the consideration offered in such Superior Proposal. For purposes of this Agreement, (A) "Material Subsidiary" means any Subsidiary of the Company whose consolidated revenues, net income or assets constitute 10% or more of the revenues, net income or assets of the Company and its Subsidiaries taken as a whole, and (B) the term "Superior Proposal" means any bona fide proposal, for which adequate financing arrangements have been made, to effect an amalgamation, plan of arrangement, merger, consolidation or takeover bid for all of the capital stock of the Company or any of its Material Subsidiaries or a sale of all or substantially all of the assets of the Company or any of its Material Subsidiaries, in either case, which is on terms which the Board of Directors of the Company determines by a majority vote of its directors in their good faith judgment (based on the written advice of the Company's financial advisor) that the consideration provided in such Superior Proposal likely exceeds the value of the Consideration provided for in the Arrangement (or any revised proposal made by Parent), after taking into account all relevant factors, including any conditions to such Superior Proposal, the form of consideration contemplated by such Superior Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Superior Proposal to finance the transactions contemplated thereby and any required filings or Approvals. Nothing in this Section
     7.1 shall permit the Company to terminate this Agreement or affect any other obligation of the Company under this Agreement.

          (d) In addition to the other obligations of the Company set forth in this Section 7.1, the Company shall immediately advise Parent orally and in writing of any request for information with respect to any Competing Proposal, or any inquiry with respect to or which could result in a Competing Proposal, the material terms and conditions of such request, Competing Proposal or inquiry, and the identity of the person making the same. The Company shall inform Parent on a prompt and current basis of the status and content of any discussions regarding any Competing Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding any Competing Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 7.1(c).

          Section 7.2  Preparation of Circular.

          (a) The Company shall have prepared and shall deliver to Parent within five days following the date hereof, a draft Circular, and, subject to receipt of the Interim Order and any necessary Canadian Securities Commissions Approvals, shall cause the Circular to be mailed to its Securityholders and filed in all jurisdictions where required at the earliest practicable date but in any event not later than 14 days following the date hereof. Subject to Section 7.1(c), the Company shall use all reasonable efforts to obtain the necessary approval and adoption of the Arrangement and this Agreement by its Securityholders. Unless the Company shall have taken action permitted by the second sentence of
     Section 7.1(c), and unless required by Applicable Securities Legislation, the Company shall not mail to its Securityholders the Circular or any amendment or supplement thereto without Parent's prior consent, which consent shall not be unreasonably withheld or delayed. The Company shall allow Parent's full participation in the preparation of the Circular and any amendment or supplement thereto, shall consult with Parent and its advisors concerning any comments from any Governmental Authority with respect thereto, and notwithstanding the foregoing, unless the Company shall have taken action permitted by the second sentence of Section 7.1(c), and unless required by Applicable Securities Legislation, shall not file or mail to its Securityholders the Circular or any amendment or supplement thereto without Parent's prior consent.

          (b) The Circular shall include the recommendation of the Board of Directors of the Company in favor of the approval and adoption of this Agreement and the Arrangement, except to the extent that the Company shall have withdrawn or modified its recommendation of this Agreement or the Arrangement as permitted by Section 7.1(c).

          (c) Each party hereto agrees to furnish all information concerning itself as may be reasonably required to prepare the Circular or to make any other filings required by applicable Law. Each party hereto agrees to correct any information provided by it for use in the Circular that has become false or misleading in any material respect.

          (d) The Company shall mail the Circular together with documents to effect the exchange of Common Shares and Employee Options as the Paying Agent or Acquiror shall deem reasonably necessary, which may include (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and
     (ii) instructions for effecting the transfer and/or cancellation of the Certificates in exchange for the consideration specified in the Plan of Arrangement.

          Section 7.3 Company Securityholders Meeting. The Company shall promptly after the date hereof take all action necessary in accordance with the Interim Order, the Legislation and its Articles of Incorporation and By-laws to duly call, give notice of and (unless

Parent requests otherwise) hold the Company Securityholders Meeting at the soonest practicable date and shall consult with Parent in connection therewith. Once the Company Securityholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by Parent) the Company Securityholders Meeting without the prior written consent of Parent. The Board of Directors of the Company has approved the Arrangement and the other transactions contemplated hereby and recommended that the Arrangement and the other transactions contemplated hereby be approved and authorized by the Securityholders of the Company and, subject to Section 7.1(c), shall continue to recommend that the Arrangement and the transactions contemplated hereby be approved and authorized by the shareholders of the Company and include in the Circular a copy of such recommendations; provided, however, that the Board of Directors of the Company shall submit the Arrangement for a vote to the Securityholders of the Company whether or not the Board of Directors of the Company at any time subsequent to making such declaration takes any action permitted by Section 7.1(c). The Company shall solicit from its Securityholders proxies in favor of the Arrangement and shall take all other action necessary or advisable to secure the vote or consent of its Securityholders to approve and adopt this Agreement and the Arrangement; provided that if Section 7.1(c) applies, then in lieu of the Company's foregoing obligation to solicit such proxies, the Company shall provide reasonable assistance to Parent and Acquiror in their solicitation of proxies from the Company's Securityholders in favor of the Arrangement, including providing lists of Securityholders and other information concerning it and its Securityholders as may be required in order to prepare and mail such documents and for Parent to make other contacts in connection therewith; provided, further, that the Company warrants and covenants that no such information furnished by it in connection with such proxy solicitation will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information in any such document not misleading in light of the circumstances in which it is furnished. Without limiting the generality of the foregoing,
(i) the Company agrees that its obligation to duly call, give notice of, convene and hold the Company Securityholders Meeting as required by this
Section 7.3, shall not be affected by the withdrawal, amendment or modification of the Board of Directors' recommendation of approval and adoption of this Agreement and the transactions contemplated hereby, and (ii) the Company agrees that its obligations under this Section 7.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Competing Proposal.

          Section 7.4 Access to Information; Confidentiality; Public Announcements.

          (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives and agents of Parent (collectively "Parent Representatives"), full access, during the period prior to the Effective Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the Legislation during such period and (ii) all information concerning its business, properties, books, contracts, commitments, record and personnel as Parent may reasonably request. The Company shall (and shall cause each of its Subsidiaries to) make available to the other party the appropriate individuals for discussion of such entity's business, properties and personnel as Parent or Parent Representatives may reasonably request. No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          (b) Parent shall keep all information obtained pursuant to clause
     (a) above confidential in accordance with the terms of the Confidential Non-Disclosure Agreement, dated July 6, 2000 (the "Confidentiality Agreement"), between Parent and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with clause (c) below.

          (c) Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Arrangement or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable Law pursuant to the written request of any national securities exchange, national automated quotation system, a Canadian Securities Administrator or a stock exchange upon which the Company's shares are listed, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

          Section 7.5  Reasonable Best Efforts; Further Assurances.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Arrangement and the other transactions contemplated hereby and by the Related Agreements. The Company and Parent shall each use its reasonable best efforts to (i) as promptly as practicable, obtain all Approvals necessary to consummate the Arrangement and the other transactions herein and each party hereto shall make all filings under applicable Law required in connection with the authorization, execution and delivery of this Agreement and the consummation by each of them of the transactions contemplated hereby and thereby, including the Arrangement (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith); (ii) furnish all information required for any application or other filing to be made pursuant to the Legislation or any other Law or any applicable regulations of any Governmental Authority (including all information required to be included in the Circular) in connection with the transactions contemplated by this Agreement and the Related Agreements; and (iii) lift, rescind or mitigate the effects of any injunction or other Order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened or such injunction or other Order, the issuance or entry thereof, provided, however, that neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its Affiliates, including its Subsidiaries, the Company or the holding separate of the common shares of the Company or imposing or seeking to impose any limitation on the ability of Parent or any of its Affiliates, including its Subsidiaries, to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of common shares of the Company, or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any applicable Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company, Parent or any of their respective Affiliates, including Subsidiaries. Neither party hereto will take any action which results in any of the representations or warranties made by such party pursuant to Articles 3 or 4, as the case may be, becoming untrue or inaccurate in any material respect.

          (b) The parties hereto shall use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article 5, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          (c) The Company and Parent shall cooperate with one another:

               (i) in connection with the preparation of the Circular;

               (ii) in connection with the preparation of any filing required by the Legislation;

               (iii) in determining whether any action by or in respect of, or filing with, any Governmental Authority or other third party, is required, or any Approvals are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby;

               (iv) in seeking any Approvals or making any filings, including furnishing information required in connection therewith or with the Circular, and seeking timely to obtain any such Approvals, or making any filings; and

               (v) in order to facilitate the achievement of the benefits reasonably anticipated from Arrangement.

          (d) The Company shall use its reasonable best efforts to cause its Affiliates and other persons to transfer and assign all rights necessary for the Company to continue to conduct its business consistent with historical operations and as currently conducted, pursuant to documentation and in a manner reasonably acceptable to Parent.

          (e) If any minority or class vote or any other vote other than the Required Securityholder Approval is required at the Company Securityholder Meeting pursuant to the Interim Order, Final Order or the Legislation, then the Company shall use its reasonable best efforts to obtain the vote or written consent of such person or persons from whom such a vote is required and, if and as directed by Parent, shall use reasonable best efforts to obtain the written agreement from such person or persons to terminate and cancel his or their Options and Warrants.

          (f) The Company shall prepare any filings or documents necessary to effect, on the Effective Date and immediately after the Arrangement, a continuance of the Company to Nova Scotia and an amalgamation of the Company, its wholly-owned Nova Scotia Subsidiary and a wholly-owed Nova Scotia Subsidiary of Acquiror, in form and substance satisfactory to Parent and Acquiror, and shall otherwise cooperate with Parent and Acquiror in effecting the foregoing continuance and amalgamation.

          Section 7.6  Notification of Certain Matters.

          (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, being untrue or inaccurate in any respect) and any failure of the Company, Parent or Acquiror, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the Approval of such person is or may be required in connection with the Arrangement or the Related Agreements, (ii) any notice or other communication from any Governmental Authority in connection with the Arrangement or the Related Agreements, (iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or Parent that relates to the Arrangement or the Related Agreements, (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Agreement of the Company, and (v) any fact, event, change, development, circumstance, condition or effect that could reasonably be expected to have a Material Adverse Effect on the Company or Parent or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or the Related Agreements or to fulfill their respective obligations set forth herein or therein.

          (c) The Company shall give (or shall cause its Subsidiaries to give) any notices to third persons, and use, and cause its Subsidiaries to use, their respective reasonable best efforts to obtain any consents from third persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on the Company from occurring. If the Company shall fail to obtain any such consent from a third person, the Company shall use its reasonable best efforts, and will take any such actions reasonably requested by Parent, to limit the adverse effect upon the Company, its Subsidiaries, and their businesses resulting, or which would result after the Closing, from the failure to obtain such consent.

          Section 7.7 Takeover Laws. If any form of anti-takeover statute, other Laws, charter provision or contract is or shall become applicable to the Arrangement or the other transactions contemplated hereby or by the Related Agreements, the Company and the Board of Directors of the Company shall grant such Approvals and take such actions as are necessary under such Laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such Law, provision or contract on the transactions contemplated hereby or thereby.

          Section 7.8 Shareholder Agreements. The Company acknowledges and agrees to be bound by and comply with the provisions of each Shareholder Agreement as if a party thereto with respect to stop transfer orders and limits on the voting and transfers of Common Shares subject to such Shareholder Agreement, and agrees to notify the transfer agent for any Common Shares and provide such documentation and do such other things as may be necessary to effectuate the provisions of each Shareholder Agreement.

          Section 7.9 Continuing Employee Agreements. The Company shall use its reasonable best efforts, on behalf of itself and of Parent, (a) to cause each of the persons identified in Section 5.1(i) of the Parent Disclosure Schedule to execute and deliver to Parent, and (b) to cause each of the persons identified in Sections 5.1(h) and 5.1(i) of the Parent Disclosure Schedule to comply with the terms of, a Continuing Employee Agreement. Parent shall use its reasonable best efforts to assist the Company in satisfying the foregoing covenant, including reasonably responding to Company requests in connection with its efforts to retain such persons; provided, however, that Parent shall not be obligated to pay or promise any monies or additional compensation or any other benefit pursuant to this Section 7.9.

          Section 7.10 Founders Agreements. The Company shall use its reasonable best efforts, on behalf of itself and of Parent, to cause each of the persons identified in Section 5.1(j) of the Parent Disclosure Schedule to execute and deliver to Parent, and to comply with, a Founders Agreement.

          Section 7.11 Release Agreements. The Company shall use its reasonable best efforts, on behalf of itself and of Parent and its Affiliates, to cause each of the persons identified in Section 5.1(k) of the Parent Disclosure Schedule to execute and deliver, and to comply with, a Release Agreement.

          Section 7.12 Securityholders Claims. The Company shall not settle or compromise any claim brought by any present, former or purported holder of any securities of the Company in connection with the transactions contemplated by this Agreement prior to the Effective Time without the prior written consent of Parent.

          Section 7.13  338 Election.

          (a) At the option of Parent, elections under Section 338 of the Code shall be made for the Company and/or its Subsidiaries that are non-U.S. corporations.

          (b) The parties agree to allocate the "adjusted grossed-up basis" (as defined in Treasury Regulation Section 1.338-5) of the Company and its Subsidiaries for all Tax purposes as shown on an allocation schedule as prepared by Parent in accordance with Section 338 of the Code and the Treasury Regulations promulgated thereunder. To facilitate the allocations described in the preceding sentence, the Company shall cause its employees and accountants to develop the data needed to compute the allocations, and shall provide to Parent all materials reasonably requested by Parent or its representatives to facilitate their confirmation of the data.

          Section 7.14 Common Shares Listing. The Company shall ensure that its Common Shares remain listed on The Toronto Stock Exchange from the date hereof to, and including, the Effective Date.

          Section 7.15  Indemnification and Related Matters.

          (a) All rights to indemnification existing in favor of the present or former directors and officers of the Company (as such) or any of the Subsidiaries of the Company or present or former directors and officers (as such) of the Company or any of the Subsidiaries of the Company serving or who served at the Company's or any of the Subsidiaries of the Company request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or officer of the Company or any of the Subsidiaries of the Company, an "Indemnified Party"), as provided by the Act, contract or in the Company's charter or bylaws or similar documents of any of the Subsidiaries of the Company in each case as in effect as of the date hereof with respect to matters occurring prior to the Effective Date, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

          (b) Parent shall cause to be maintained for a period of six years from the Effective Date the Company's current directors and officers insurance policy (the "Company's D&O Insurance") to the extent that it provides coverage for events occurring prior to the Effective Date for all persons who are directors and officers of the Company on the date of this Agreement, so long as the total premium therefor would not be in excess of US$146,875, in the aggregate (the "Maximum Premium"). Upon request by Parent, the Company shall use its reasonable best efforts to extend coverage under the Company's D&O Insurance by obtaining a six-year "tail" policy (provided, that the lump sum payment to purchase such coverage does not exceed the Maximum Premium) to be effective from and after the Effective Date and such "tail" policy shall satisfy Parent's obligations under this Section 7.15(b). Parent's obligations under this
     Section 7.15(b) shall also be satisfied if Parent's directors and officers insurance provides (or is amended to provide) substantially similar coverage for events occurring prior to the Effective Date for persons who are directors and officers of the Company on the date of this Agreement.

     If the Company's existing directors and officers insurance expires, is terminated or cancelled during such six-year period or a "tail" policy cannot be purchased on the terms set forth above and Parent cannot or determines not to satisfy its obligations under this Section 7.15(b) pursuant to the preceding sentence, Parent shall use its reasonable best efforts to cause to be obtained as much directors and officers insurance as can be obtained for the remainder of such period for a total premium not in excess of the Maximum Premium.

          (c) This Section 7.15, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person entitled to indemnification hereunder.

                    ARTICLE 8 - AMENDMENT AND TERMINATION

          Section 8.1 Termination. This Agreement may be terminated and the Arrangement contemplated hereby may be abandoned at any time prior to the Effective Date, notwithstanding approval thereof by the Securityholders of the
Company:

          (a) By mutual written consent of Parent and the Company;

          (b) By either Parent or the Company if the Arrangement shall not have been consummated on or before October 18, 2001; provided, however, that if the Arrangement shall not have been consummated due to the decision of the Arrangement Court to require a class or minority vote or to implement a Final Order materially different from the Plan of Arrangement in the form attached hereto as Exhibit A, then such date shall be extended to December 18, 2001; and provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose wilful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Arrangement to have been consummated on or before such date;

          (c) By either Parent or the Company, if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Arrangement;

          (d) By either Parent or the Company, if, at the Company
     Securityholders Meeting (including any adjournment or postponement thereof), the requisite vote of the Securityholders of the Company to adopt this Agreement and to approve the Arrangement shall not have been obtained;

          (e) By Parent, if the Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Competing Proposal other than the Arrangement,
     (ii) failed to present and recommend the approval and adoption of the Arrangement, this Agreement or the transactions contemplated hereby, to the Securityholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Acquiror, its recommendation or approval of the Arrangement, this Agreement or the transactions contemplated hereby, (iii) upon a request by Parent to publicly reaffirm the approval and recommendation of the Arrangement, this Agreement and the transactions contemplated hereby, failed to do so within two Business Days after such request is made, (iv) entered, or caused the Company or any Material Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Competing Proposal, (v) taken any other action which constitutes a material breach of Section 7.1, or (vi) resolved or announced its intention to do any of the foregoing;

          (f) By Parent, if neither Parent nor Acquiror is in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 5.1(a) would not be satisfied (treating such time as if it were the Effective Date for purposes of this Section 8.1(f)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that
     Section 5.1(b) would not be satisfied (treating such time as if it were the Effective Date for purposes of this Section 8.1(f)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 15 days after notice to the Company;

          (g) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Parent or Acquiror herein become untrue or inaccurate such that Section 5.2(a) would not be satisfied (treating such time as if it were the Effective Date for purposes of this Section 8.1(g)) or (ii) there has been a breach on the part of Parent or Acquiror of any of their respective covenants or agreements contained in this Agreement such that Section 5.2(b) would not be satisfied (treating such time as if it were the Effective Date for purposes of this Section 8.1(g)), and such breach (if curable) has not been cured within 15 days after notice to Parent;

          (h) By Parent, if any Designated Shareholder shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained in its Shareholder Agreement, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially impede the ability of the parties to consummate the Arrangement as contemplated herein; or

          (i) By Parent, if the number of Dissenting Shares shall represent in the aggregate more than 10% of the total number of outstanding Common Shares on a fully-diluted basis.

          Section 8.2  Effect of Termination.  Except as provided in this
Section 8.2 or in Section 8.3, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement (other than this Section 8.2 and Sections 2.3, 7.4(b), 7.4(c), and 8.3 and Article 9, which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Acquiror or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

          Section 8.3  Fees and Expenses.

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Arrangement is consummated.

          (b) In the event that Parent terminates this Agreement pursuant to
     Section 8.1(d) (provided that with respect to Section 8.1(d), at the time of such termination, a Competing Proposal has been publicly announced or is generally known by the Company's shareholders and either (x) a Competing Proposal is consummated within twelve months or (y) the Company enters into an agreement with a third party for a Competing Proposal within 12 months from the date of such termination), or Section 8.1(e), then the Company shall pay to Parent, simultaneously with such termination of this Agreement (or at the time the Company enters into an agreement for a Competing Proposal in the event the Termination Fee becomes payable pursuant to clause (y) above), a fee in cash equal to $1,410,000 (the "Termination Fee"), which shall be payable by wire transfer of immediately available funds to an account specified by Parent.

          (c) In the event that Parent terminates this Agreement pursuant to
     Section 8.1(f), then the Company shall pay to Parent, simultaneously with such termination of this Agreement, a fee in cash equal to $846,000, which shall be payable by wire transfer of immediately available funds to an account specified by Parent.

          (d) Nothing in this Section 8.3 shall be deemed to be exclusive of any other rights or remedies any party may have hereunder or under any Related Agreement or at law or in equity for any breach of this Agreement or any of the Related Agreements.

          Section 8.4 Amendment. This Agreement may be amended by an instrument in writing signed by all of the parties hereto, at any time before or after the approval of the matters presented in connection with the Arrangement by the shareholders of the Company, but, after any such approval, no amendment shall be made which, by Law or in accordance with the rules of any stock exchange or automated quotation service on which Common Shares are listed or traded, would require further approval by such shareholders.

          Section 8.5 Waiver. At any time prior to the Effective Date, any party hereto may extend the time for the performance of any of the covenants, obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                        ARTICLE 9 - GENERAL PROVISIONS

          Section 9.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

          (a) If to Parent or Acquiror:

                 America Online, Inc.
                 22000 AOL Way
                 Dulles, VA  20166
                 Tel:  (703) 448-8700
                 Fax:  (703) 265-2996
                 Attn:  Senior Vice President for Business Affairs

                 With copies to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, NY  10017-3954
                 Tel:  (212) 455-2000
                 Fax:  (212) 455-2502
                 Attn:  Peter S. Malloy, Esq.

          (b) If to the Company:

                 InfoInterActive Inc.
                 1550 Bedford Highway, Suite 600
                 Sun Tower, Bedford
                 Nova Scotia B4A 1E6
                 Tel:  (902) 832-1014
                 Fax:  (902) 832-1015
                 Attn:  William McMullin

                      With copies to:

                 Bennett Jones LLP
                 4500 Bankers Hall East
                 855 - 2nd Street S.W.
                 Calgary, Alberta  T2P-4K7
                 Tel.:  (403)298-3100
                 Fax:  (403)265-7219
                 Attn:  Garnet M. Schulhauser, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

          Section 9.2 Company and Parent Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule shall each be divided into sections corresponding to the sections of this Agreement. Disclosure of any fact or item in any section of a party's Disclosure Schedule (unless expressly referenced with specificity therein) shall not, even if the existence of the fact or item or its contents be relevant to any other section of such Disclosure Schedule, be deemed to be disclosed with respect to such other section.

          Section 9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 9.4 Entire Agreement. This Agreement and the Related Agreements (including all exhibits and schedules thereto) and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

          Section 9.5 Assignment. This Agreement may not and shall not be assigned by operation of Law or otherwise, except that Parent and Acquiror may assign all or any of their rights hereunder to any Affiliate; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Any assignment in violation of this Agreement shall be void.

          Section 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 9.7 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

          Section 9.8 Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of New York. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any Related Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Related Agreement and to enforce specifically the terms and provisions of this Agreement or any Related Agreement in any Federal court sitting in the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the exclusive personal jurisdiction of any Federal court sitting in the Southern District of New York in the event any dispute arises out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Related Agreement or any transaction contemplated hereby or thereby in any court other than any Federal court sitting in the Southern District of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or Related Agreement or any transaction contemplated hereby or thereby.

          Section 9.9 No Third-Party Beneficiaries. Except as specifically set forth herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, Parent, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                            AMERICA ONLINE, INC.



                            By:        /s/ Lynda Clarizio
                                 ________________________________________
                                 Name:     Lynda Clarizio
                                 Title:    Senior Vice President



                            IAN ACQUISITION ULC



                            By:        /s/ Roger B. Keating
                                 ________________________________________
                                 Name:     Roger B. Keating
                                 Title:    President



                            INFOINTERACTIVE INC.



                            By:        /s/ Bill McMullin
                                 ________________________________________
                                 Name:     Bill McMullin
                                 Title:    Chairman & CEO